As filed with the Securities and Exchange Commission on March 7, 2003

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             ---------------------

                                ECI TELECOM LTD.
             (Exact name of registrant as specified in its charter)



             Israel                                         None
  (State or other jurisdiction                (IRS Employer Identification No.)
 of incorporation or organization)


                                30 Hasivim Street
                           Petah Tikva 49133 - Israel
               (Address of principal executive offices) (Zip Code)


               ECI TELECOM LTD. EMPLOYEE SHARE INCENTIVE PLAN 2002
                      SERVICE AGREEMENT WITH COLIN R. GREEN

                           (Full title of the Plan(s))
                              ---------------------

                                   Paul Ellett
                                ECI TELECOM INC.
                          1201 West Cypress Creek Road
                         Fort Lauderdale, Florida 33309
                     (Name and address of agent for service)
                                 (954) 772-3070
          (Telephone Number, including area code, of agent for service)
                              ---------------------


                                             CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                         Amount to be         Proposed Maximum             Proposed Maximum           Amount of
Title of Securities to be Registered    Registered (1)   Offering Price per Share(2)   Aggregate Offering Price(2) Registration Fee
------------------------------------    ---------------  ---------------------------  ---------------------------  ----------------

ECI Telecom Ltd. Employee Share
Incentive Plan 2002
------------------------------------     13,025,000 shares          $1.89                    $24,617,250              $2,000.00
Ordinary Shares, nominal value NIS
0.12 per share
-----------------------------------------------------------------------------------------------------------------------------------

Service Agreement with Colin R. Green    10,000 shares              $1.89                      $18,900                  $2.00
------------------------------------
Ordinary Shares, nominal value NIS
0.12 per share
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      Aggregate Registration Fee:     $2,002.00
===================================================================================================================================


(1) This Registration Statement shall also cover any additional shares attributable to these registered shares which become issuable under the ECI Telecom Ltd. Employee Share Incentive Plan 2002, including the 2002 Sub-Plan (United States) thereunder, and the Service Agreement with Colin R. Green by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Ordinary Shares on March 3, 2003, as reported by the Nasdaq National Market.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

            ECI Telecom Ltd. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2001, filed with the Commission on June 28, 2002.

     (b) That portion of the Registrant's Registration Statement No. 033-43731 on Form F-1 filed with the Commission on November 1, 1991, which describes the terms, rights, and provisions applicable to the Registrant's outstanding Shares.

            All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

            Not applicable.

Item 5.  Interests of Named Experts and Counsel

            Not applicable.

Item 6.  Indemnification of Directors and Officers

      (a) Subject to the provisions of the Israel Companies Law, 5759-1999 (the "Companies Law"), the Registrant may enter into a contract for the insurance of all or part of the liability of an Office Holder with respect to an obligation imposed on such Office Holder due to an act performed by him in his capacity as an Office Holder of the Registrant arising from any of the following:

             (i) a breach of his duty of care to the Registrant or to another person;

             (ii) a breach of his duty of loyalty to the Registrant, provided that the Office Holder acted in good faith and had reasonable cause to assume that such act would not prejudice the interests of the Registrant;

             (iii) a financial obligation imposed on such Office Holder in favor of another person;

      (b) Subject to the provisions of the Companies Law, the Registrant may undertake to indemnify an Office Holder in respect of an obligation or expense specified below that may be imposed on such Office Holder due to an act performed by him in his capacity as an Office Holder) as follows:

             (i) a financial obligation imposed on an Office Holder in favor of another person by a court judgment, including a compromise judgment or an arbitrator's award which has been confirmed by a court;

             (ii) reasonable litigation costs, including lawyers' fees, expended by an Office Holder or which were imposed on an Office Holder by a court in proceedings instituted against him by the Registrant or in its name or by any other person or in a criminal charge on which he was acquitted or in a criminal charge on which he was convicted for a criminal offense that does not require proof of criminal intent.

            The Registrant may undertake to indemnify an Office Holder as aforesaid (x) prospectively, provided that the undertaking is limited to categories of events which in the opinion of the Board can be foreseen when the undertaking to indemnify is given, and to an amount set by the Board as reasonable under the circumstances and (y) retroactively.

       (c) the Registrant may, in advance, exculpate an Office Holder from all or some of his responsibility for damage resulting from the Office Holder's breach of his duty of care to the Registrant.

       (d) The foregoing provisions of this Article are not intended, and shall not be interpreted, to restrict the Registrant in any manner in respect of (i) the procurement of insurance, the indemnification or the release in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Registrant who is not an Office Holder, and/or (ii) the procurement of insurance or the indemnification in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law; provided that the procurement of any such insurance and/or the provision of any such indemnification shall be approved by the Board and, where required, by the Audit Committee.

Item 7.  Exemption from Registration Claimed

            Not applicable.

Item 8.  Exhibits

  Exhibit Number    Exhibit
  --------------    -------

        4.1 Instruments Defining the Rights of Stockholders. Reference is made to the portion of the Registrant's Registration Statement No. 033-43731 on Form F-1, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

        5       Opinion and consent of Goldfarb, Levy, Eran & Co.

        23.1    Consent of Somekh Chaikin, Independent Accountants.

        23.2    Consent of PricewaterhouseCoopers, Independent
                Accountants.

        23.3    Consent of KPMG Deutsche Treuhand-Gesellschaft,
                Independent Accountants.

        23.4    Consent of Blick Rothenberg, Independent Accountants.

        23.5    Consent of PricewaterhouseCoopers, Independent Accountants.

        23.6    Consent of Yoav Mark Lewis, Independent Accountants.

        23.7    Consent of Hoberman, Miller, Goldstein & Lesser,
                P.C., Independent Accountants.

        23.8    Consent of Leo Jegard et Associes, Independent
                Accountants.

        23.9    Consent of KPMG Auditores Independentes, Independent
                Accountants.

        23.10 Consent of Denetim Serbest Mali Musavirlik A.S., Independent Accountants.

        23.11   Consents of Goldstein Lewin & Co., Independent
                Accountants.

        23.12   Consents of Mazars Paardekooper Hoffman, Independent
                Accountants.

        23.13   Consent of Goldfarb, Levy, Eran & Co. is contained in Exhibit 5.

        24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

        99.1 ECI Telecom Ltd. Employee Share Incentive Plan 2002, including 2002 Sub-Plan (United States).

        99.2 Service Agreement, dated April 1, 2002, by and between the Registrant and Colin R. Green.

Item 9.  Undertakings

            A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which (i) remain unsold at the termination of the Registrant's Employee Share Incentive Plan 2002 and (ii) are unissued at the termination of the Registrant's Service Agreement with Mr. Green.

            B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petah Tikva, State of Israel on this 7 day of March, 2003.

                                       ECI TELECOM LTD.


                                       By: /s/ Doron Inbar
                                          ---------------------------------
                                          Doron Inbar
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

            That the undersigned officers and directors of ECI Telecom Ltd., an Israeli corporation, do hereby constitute and appoint Doron Inbar, President and Chief Executive Officer, and Giora Bitan, Executive Vice President and Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

            IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                       Title                       Date
      ---------                       -----                       ----

/s/ Doron Inbar              President and Chief Executive      March 7, 2003
------------------------     Officer (Principal Executive
Doron Inbar                  Officer)


                             Executive Vice President and       March 7, 2003
/s/ Giora Bitan              Chief Financial Officer
------------------------     (Principal Financial and
Giora Bitan                  Accounting Officer)

      Signature                       Title                       Date
      ---------                       -----                       ----

                             Chairman of the Board              March __, 2003
------------------------
David A. Ball


/s/ Jonathan B. Kolber       Chairman of the Executive          March 7, 2003
------------------------     Committee
Jonathan B. Kolber


                             Vice Chairman of the Board         March __, 2003
------------------------
Shlomo Dovrat


                             Director                           March __, 2003
------------------------
Ehud Angel


/s/ Danny Biran              Director                           March 7, 2003
------------------------
Danny Biran


/s/ Colin R. Green           Director                           March 7, 2003
------------------------
Colin R. Green


/s/ Mair Laiser              Director                           March 7, 2003
------------------------
Mair Laiser


/s/ Richard Liebhaber        Director                           March 7, 2003
------------------------
Richard T. Liebhaber


                             Director                           March __, 2003
------------------------
Avner Naveh


                             Director                           March __, 2003
------------------------
Yocheved Dvir

      Signature                       Title                       Date
      ---------                       -----                       ----

/s/ Krish Prabhu             Director                           March 3, 2003
------------------------
Krish Prabhu


                             Director                           March __, 2003
------------------------
Meir Shannie


/s/ Casimir Skrzypczak       Director                           March 3, 2003
------------------------
Casimir Skrzypczak


Authorized Representative in the United States

ECI TELECOM INC.


By: /s/ Paul Ellett                                             March 5, 2003
   ----------------------
      Paul Ellett

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                                ECI TELECOM LTD.

                                  EXHIBIT INDEX

  Exhibit Number     Exhibit
  --------------     -------

        4.1 Instruments Defining the Rights of Stockholders. Reference is made to the portion of the Registrant's Registration Statement No. 033-43731 on Form F-1, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

        5       Opinion and consent of Goldfarb, Levy, Eran & Co.

        23.1    Consent of Somekh Chaikin, Independent Accountants.

        23.2    Consent of PricewaterhouseCoopers, Independent Accountants.

        23.3 Consent of KPMG Deutsche Treuhand-Gesellschaft, Independent Accountants.

        23.4    Consent of Blick Rothenberg, Independent Accountants.

        23.5    Consent of PricewaterhouseCoopers, Independent Accountants.

        23.6    Consent of Yoav Mark Lewis, Independent Accountants.

        23.7 Consent of Hoberman, Miller, Goldstein & Lesser, P.C., Independent Accountants.

        23.8    Consent of Leo Jegard et Associes, Independent Accountants.

        23.9    Consent of KPMG Auditores Independentes, Independent
                Accountants.

        23.10 Consent of Denetim Serbest Mali Musavirlik A.S., Independent Accountants.

        23.11   Consents of Goldstein Lewin & Co., Independent Accountants.

        23.12   Consents of Mazars Paardekooper Hoffman, Independent
                Accountants.

        23.13   Consent of Goldfarb, Levy, Eran & Co. is contained in Exhibit 5.

        24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

        99.1 ECI Telecom Ltd. Employee Share Incentive Plan 2002, including 2002 Sub-Plan (United States).

        99.2 Service Agreement dated April 1, 2002, by and between the Registrant and Colin R. Green.